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                                                                     Exhibit 8.1

                  [Letterhead of Nutter, McClennen & Fish, LLP]

                                  July 2, 1998
                                    22309-78

Commerce Security Bancorp, Inc.
24012 Calle de la Plata, Suite 150
Laguna Hills, CA  92653

Ladies/Gentlemen:

     We have acted as special tax counsel to Commerce Security Bancorp, Inc. (the "Company") and CSBI Capital Trust I (the "Trust") in connection with the Registration Statement on Form S-4 (File no. 333-51179) (the "Registration Statement"), filed by the Company and the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the exchange of up to $27,657,000 aggregate Liquidation Amount (as defined in the Registration Statement) of the Trust's 11 3/4% Subordinated Capital Income Securities, Series A (the "New Capital Securities"), which are to be registered under the Securities Act pursuant to the Registration Statement for a like Liquidation Amount of its outstanding 11 3/4% Subordinated Capital Income Securities, Series A (the "Old Capital Securities", and together with the New Capital Securities, the "Capital Securities"), of which $27,657,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and $27,657,000 of its 11 3/4% Junior Subordinated Debentures (the "Old Junior Subordinated Debentures"), of which $28,513,000 aggregate principal amount is outstanding, for like aggregate principal amount of its 11 3/4% Junior Subordinated Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also are to be registered under the Securities Act pursuant to the Registration Statement. The exchange of the Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures for the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures, respectively, pursuant to the Registration Statement is referred to herein as the "Exchange Offer." Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.


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Commerce Security Bancorp, Inc.
July 2, 1998
Page 2

     In rendering our opinion, we have examined such records, documents, information and other materials provided by the Trust and the Company, and conducted such investigations, as considered relevant, necessary or appropriate as a basis for such opinion. We have assumed for purposes of this opinion that the Trust and the Company have operated and will operate in accordance with their governing documents. We have also assumed in rendering the opinions set forth herein (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and
(viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     Although the discussion set forth in the prospectus (the "Prospectus"), that is part of the Registration Statement, under the caption "Certain Federal Income Tax Consequences" does not purport to discuss all possible federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, we are of the opinion that such discussion represents, to the extent that it concerns matters of federal law or legal conclusions with respect thereto, a fair and accurate summary, in all material respects, of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law. In addition, we hereby confirm our opinion set forth therein to the effect that, assuming full compliance with the terms of the Declaration of Trust, the Trust will be classified as a grantor trust for United States federal income tax purposes, each holder of the Capital Securities will be treated as the owner of an undivided interest in the Junior Subordinated Debentures and therefore will be required to include in its gross income its allocable share of income on the Junior Subordinated Debentures.

     We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus filed as part thereof. It is understood that this opinion letter is to be used in connection with the Exchange Offer only while said Registration Statement, as amended from time to time, is effective under the Securities Act.

                                     Very truly yours,

                                     /s/ Nutter, McClennen & Fish, LLP
                                     NUTTER, MCCLENNEN & FISH, LLP